SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 30, 1999

                              NIAGARA BANCORP, INC.
            ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-23975                   16-1545669
----------------------------      ---------------------       ------------------
(State or Other Jurisdiction      (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


6950 South Transit Road, P.O. Box 514, Lockport, New York           14095-0514
---------------------------------------------------------           ----------
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:           (716) 625-7500
                                                              --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Items 1, 2, 3, 4 and 6:             Not Applicable

Item 5.      Other Events
             ------------

     Niagara Bancorp, Inc. (the "Registrant" or "Niagara Bancorp") entered into an Agreement and Plan of Merger (the "Agreement') with Albion Banc Corp. ("Albion") as of August 30, 1999. Albion is the holding company for Albion Federal Savings and Loan Association. As of June 30, 1999, Albion had total assets of $78.7 million and total deposits of $61.0 million. Under the terms of the Agreement, Albion will be merged into a subsidiary of Niagara Bancorp, all shares and outstanding stock options of Albion will be cancelled, and Niagara Bancorp will pay $15.75 per share in cash for each of the 753,058 outstanding shares and outstanding stock options. As a result of the merger, Albion Federal Savings and Loan Association will merge into Lockport Savings Bank, a subsidiary of Niagara Bancorp, and Albion's two branch locations will become branch offices of Lockport Savings Bank. The aggregate purchase price for Albion is approximately $12.4 million. The transaction will be accounted for using the purchase method.

     Consummation of the merger is subject to approval by Albion shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed by the end of the first quarter of the year 2000.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits
             -------------------------------------------------------------------

         The following Exhibits are filed as part of this report:

         Exhibit No.                       Description
         ----------                        -----------
              2.1 Agreement and Plan of Merger, dated August 30, 1999 by and between Niagara Bancorp, Inc., Niagara Merger Subsidiary, Inc., Lockport Savings Bank and Albion Banc Corp. and Albion Federal Savings and Loan Association

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         NIAGARA BANCORP, INC.



DATE: September 10, 1999         By:      /s/ William E. Swan
                                         ---------------------------------------
                                         William E. Swan
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

         Exhibit No.                      Description
         ----------                       -----------

              2.1 Agreement and Plan of Merger, dated August 30, 1999 by and between Niagara Bancorp, Inc., Niagara Merger Subsidiary, Inc., Lockport Savings Bank and Albion Banc Corp. and Albion Federal Savings and Loan Association

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                             NIAGARA BANCORP, INC.,

                        NIAGARA MERGER SUBSIDIARY, INC.,

                              LOCKPORT SAVINGS BANK

                                       And

                                ALBION BANC CORP.

                                       And

                   ALBION FEDERAL SAVINGS AND LOAN ASSOCIATION



                           Dated as of August 30, 1999

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01  Definitions......................................................2


                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

Section 2.01      Effects of Merger; Surviving Corporation.....................7
Section 2.02      Conversion of Shares.........................................8
Section 2.03      Exchange Procedures..........................................8
Section 2.04      Stock Options...............................................10

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF ABC AND ALBION FEDERAL

Section 3.01  Organization....................................................10
Section 3.02  Capitalization..................................................11
Section 3.03  Authority; No Violation.........................................12
Section 3.04  Consents........................................................12
Section 3.05  Financial Statements............................................13
Section 3.06  Taxes...........................................................13
Section 3.07  No Material Adverse Effect......................................14
Section 3.08  Contracts.......................................................14
Section 3.09  Ownership of Property; Insurance Coverage.......................15
Section 3.10  Legal Proceedings...............................................16
Section 3.11  Compliance With Applicable Law..................................16
Section 3.12  ERISA...........................................................17
Section 3.13  Brokers, Finders and Financial Advisors.........................19
Section 3.14  Environmental Matters...........................................19
Section 3.15  Loan Portfolio..................................................20
Section 3.16  Information to be Supplied......................................22
Section 3.17  Securities Documents............................................22
Section 3.18  Related Party Transactions......................................22
Section 3.19  Schedule of Termination Benefits................................22
Section 3.20  Deposits........................................................23

Section 3.21  Antitakeover Provisions Inapplicable............................23
Section 3.22  Fairness Opinion................................................23
Section 3.21  Year 2000.......................................................23

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF LOCKPORT SAVINGS
                                    AND NIAGARA BANCORP

Section 4.01  Organization....................................................24
Section 4.02  Authority; No Violation.........................................24
Section 4.03  Consents........................................................25
Section 4.04  Financial Statements............................................26
Section 4.05  Compliance With Applicable Law..................................26
Section 4.06  Information to be Supplied......................................26
Section 4.07  Year 2000.......................................................27
Section 4.08  Financing.......................................................27
Section 4.09  Regulatory Approvals............................................27

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

Section 5.01  Conduct of ABC's Business.......................................28
Section 5.02  Access; Confidentiality.........................................31
Section 5.03  Regulatory Matters and Consents.................................32
Section 5.04  Taking of Necessary Action......................................33
Section 5.05  Certain Agreements..............................................33
Section 5.06  No Other Bids and Related Matters...............................35
Section 5.07  Duty to Advise; Duty to Update ABC's Disclosure Schedules.......36
Section 5.08  Conduct of Niagara Bancorp's Business...........................36
Section 5.09  Board and Committee Minutes.....................................36
Section 5.10  Undertakings by ABC and Niagara Bancorp.........................37
Section 5.11  Employee and Termination Benefits; Directors and Management.....39
Section 5.12  Duty to Advise; Duty to Update Niagara
              Bancorp's Disclosure Schedules..................................40
Section 5.13  Bank and Related Merger Transactions............................41

                                   ARTICLE VI
                                   CONDITIONS

Section 6.01  Conditions to ABC's Obligations under this Agreement............41
Section 6.02  Conditions to Niagara Bancorp's
              Obligations under this Agreement................................43

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

Section 7.01  Termination.....................................................44
Section 7.02  Effect of Termination...........................................45

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01  Expenses........................................................45
Section 8.02  Non-Survival of Representations and Warranties..................46
Section 8.03  Amendment, Extension and Waiver.................................46
Section 8.04  Entire Agreement................................................46
Section 8.05  No Assignment...................................................46
Section 8.06  Notices.........................................................46
Section 8.07  Captions........................................................47
Section 8.08  Counterparts....................................................47
Section 8.09  Severability....................................................47
Section 8.10  Governing Law...................................................48
Section 8.11  Specific Performance............................................48

Exhibits:
         Exhibit A         Form of Bank Merger Agreement
         Exhibit B         Form of ABC Voting Agreement
         Exhibit 6.1       Form of Opinion of Counsel for Niagara Bancorp
         Exhibit 6.2       Form of Tax Opinion of Counsel for Niagara Bancorp
         Exhibit 6.3       Form of Opinion of Counsel for ABC

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 30, 1999, is by and among Niagara Bancorp, Inc., a Delaware corporation ("Niagara Bancorp"), Niagara Merger Subsidiary, Inc., a wholly-owned subsidiary of Niagara Bancorp incorporated under the laws of the State of Delaware ("Niagara Merger Subsidiary"), Lockport Savings Bank, a New York chartered savings bank ("Lockport Savings"), and Albion Banc Corp., a Delaware corporation ("ABC") and Albion Federal Savings and Loan Association, a federally chartered savings and loan association ("Albion Federal"). Each of Niagara Bancorp, Niagara Merger Subsidiary, Lockport Savings, Albion Federal and ABC is sometimes individually referred to herein as a "party," and Niagara Bancorp, Niagara Merger Subsidiary, Lockport Savings, Albion Federal and ABC are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, Niagara Bancorp, a registered bank holding company, with principal offices in Lockport, New York, owns all of the issued and outstanding capital stock of Lockport Savings, with principal offices in Lockport, New York.

         WHEREAS, ABC, a registered savings and loan holding company, with principal offices in Albion, New York, owns all of the issued and outstanding capital stock of Albion Federal, a federal savings and loan association organized under the laws of the United States, with principal offices in Albion, New York.

         WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective stockholders to consummate the business combination transaction contemplated herein in which:
(i) Niagara Merger Subsidiary, subject to the terms and conditions set forth herein, shall be merged with and into ABC, with ABC surviving the merger, (ii) to be followed by the merger of ABC with and into Niagara Bancorp, with Niagara Bancorp surviving the merger (collectively referred to as the "Company Merger"), with the result that Albion Federal shall be a wholly-owned subsidiary of Niagara Bancorp, and (iii) Albion Federal shall be merged with and into Lockport Savings, with Lockport Savings surviving the merger (the "Bank Merger") (the Company Merger and the Bank Merger are sometimes collectively referred to as the "Merger"); and

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement (collectively, the "Merger Documents").

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ABC Common  Stock" means the common stock of ABC described in
         Section 3.02(a).

                  "ABC Disclosure Schedules" means the Disclosure Schedules delivered by ABC to Niagara Bancorp pursuant to Article III of this Agreement.

                  "ABC Financials" means (i) the audited consolidated financial statements of ABC as of December 31, 1997 and 1998 and for the three years ended December 31, 1998, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of ABC as of each calendar quarter thereafter included in Securities Documents filed by ABC.

                  "ABC Regulatory Reports" means the Thrift Financial Reports of Albion Federal and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended March 31, 1997, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H-(b)11 with the OTS by ABC from March 31, 1997 through the Closing Date.

                  "ABC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by ABC or Albion Federal, except any corporation the stock of which is held in the ordinary course of the lending activities of ABC.

                  "Affiliate"  means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  "Agreement"  means  this  agreement,   and  any  amendment  or
         supplement hereto, which constitutes a "plan of merger" between Niagara Bancorp, Niagara Merger Subsidiary and ABC.

               "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  "Bank Merger" means the merger of Albion Federal with and into Lockport Savings, with Lockport Savings as the surviving institution.

                  "Bank Merger Effective Date" shall mean the date, after the Bank Merger is approved by the Department, that all filings are made with the Department.

                  "BHCA" means the Bank Holding Company Act of 1956, as amended.

                  "BIF" means the Bank Insurance Fund administered by the FDIC.

                  "Closing Date" means the date determined by Niagara Bancorp, in its sole discretion, upon five (5) days prior written notice to ABC, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Niagara Bancorp and ABC shall mutually agree.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Merger" means the merger of Niagara Merger Subsidiary with and into ABC, with ABC surviving the merger, to be followed by the merger of ABC, as a wholly-owned subsidiary of Niagara Bancorp, with and into Niagara Bancorp, with Niagara Bancorp being the surviving corporation.

                  "Department"  means  the  State  of  New  York  Department  of
         Banking.

                  "DGCL" means the Delaware General Corporation Law.

                  "Dissenters' Shares" means shares of ABC Common Stock that have not been voted in favor of approval of the Company Merger and with respect to which appraisal rights have been perfected in accordance with Section 262 of the DGCL.

                  "DOL" means the U.S. Department of Labor.

                  "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgement, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
         (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Exchange Agent" means the entity selected by Niagara Bancorp and agreed to by ABC, as provided in Section 2.03(a) of this Agreement.

                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FHLB" means the Federal Home Loan Bank.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

                  "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "HOLA" means the Home Owners' Loan Act, as amended.

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" means the Internal Revenue Service.

                    "Loan Property" shall have the meaning given to such term in
         Section 3.14(b) of this Agreement.

                  "Material Adverse Effect" shall mean, with respect to Niagara Bancorp or ABC, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Niagara Bancorp or ABC resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in

         GAAP, which change(s) affect(s) financial institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund, or (ii) expenses incurred in connection with this Agreement and the transactions contemplated thereby.

                  "Merger Effective Date" means that date upon which the certificate of merger as to the merger of Niagara Merger Subsidiary with and into ABC is filed with the Delaware Office of the Secretary of State or as otherwise stated in the certificate of merger, in accordance with the DGCL.

                  "Merger  Consideration"  has the meaning given to that term in
          Section 2.02(a)(i) of this Agreement.

                  "Niagara Bancorp Common Stock" has the meaning given to that term in Section 4.02(a) of this Agreement.

                  "Niagara Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by Niagara Bancorp to ABC pursuant to Article IV of this Agreement.

                  "Niagara Bancorp Financials" means (i) the audited consolidated financial statements of Niagara Bancorp as of December 31, 1997 and 1998 and for the three years ended December 31, 1998, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Niagara Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Niagara Bancorp.

                  "Niagara Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Niagara Bancorp or Lockport Savings, except any corporation the stock of which is held as security by Lockport Savings in the ordinary course of its lending activities.

                  "OTS" means the Office of Thrift Supervision.

                  "Participation Facility" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

                  "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of ABC Common Stock in connection with the transactions contemplated by this Agreement.

                  "Regulatory  Agreement" has the meaning given to that term in
          Section 3.11 of this Agreement.

                  "Regulatory  Authority"  means any agency or department of any
         Federal  or  state  government,   including   without   limitation  the
         Superintendent, OTS, the FDIC, the FRB, the
         SEC or the respective staffs thereof.

                  "Rights"  means   warrants,   options,   rights,   convertible
         securities and other capital stock equivalents which obligate an entity to issue its securities.

                  "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities
         Laws.

                  "Securities Laws" means the Securities Act and the Exchange
         Act and  the  rules  and  regulations   promulgated   from time to time
         thereunder.

                  "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Lockport Savings or Albion Federal, as the case may be, in the ordinary course of its lending activities.

                  "Superintendent" means the Superintendent of Banks of the State of New York, and where appropriate includes the State of New York Banking Department and the Banking
         Board of the State of New York.

                  "Surviving  Corporation" has the meaning iven to that term in
         Section 2.01(a)(i) of this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

         Section 2.01 Effects of Merger; Surviving Corporation.

         (a) (i) On the Merger Effective Date, ABC shall merge with and into Niagara Merger Subsidiary; the separate existence of Niagara Merger Subsidiary shall cease; ABC shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Niagara Bancorp; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Niagara Merger Subsidiary shall be taken and deemed to be transferred to and vested in ABC, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the State of Delaware.

                  (ii) On the Merger Effective Date: the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Niagara Merger Subsidiary, as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Niagara Merger Subsidiary, as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) On the Merger Effective Date, the directors of Niagara Merger Subsidiary duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (iv) On the Merger Effective Date, the officers of Niagara Merger Subsidiary duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, Niagara Bancorp may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of ABC as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or of the tax opinion required under Sections 6.02(d) and (i).

     Section 2.02 Conversion of Shares. At the Merger Effective Date, by virtue of the Company Merger and without any action on the part of ABC or the holders of shares of ABC Common Stock:

                  (i) Each outstanding share of ABC Common Stock issued and outstanding at the Merger Effective Date, except as provided in clause (a) (ii) and (iii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $15.75 in cash
(referred to as the "Merger Consideration).

                  (ii) Any shares of ABC Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Niagara Bancorp shall be issued or exchanged therefor.

                  (iii) The Surviving Corporation shall pay for any Dissenters' Shares in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to Section 2.02(a).

                  (iv) Each share of Niagara Bancorp Common Stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of Common Stock of Niagara Bancorp.

                  (v) The holders of certificates representing shares of ABC Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of ABC, except such rights, if any, as they may have pursuant to applicable law.

         Section  2.03 Exchange Procedures.

         (a) As promptly as practicable after the Effective Date, and in any event within ten calendar days of the Merger Effective Date, an Exchange Agent designated by Niagara Bancorp shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Adequate provisions shall be made to permit Certificates to be surrendered in person to the Exchange Agent no later than the next business day after the Merger Effective Date. Approval of this Agreement by the stockholders of ABC shall constitute authorization for Niagara Bancorp to designate and appoint such Exchange Agent. Neither Niagara Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of ABC until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Niagara Bancorp.

         (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefore is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) On or prior to the Merger Effective Date, Niagara Bancorp shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the ABC stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

         (d) The payment of the Merger Consideration upon the conversion of ABC Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such ABC Common Stock.

         (e) Promptly following the date which is twelve months after the Merger Effective Date, the Exchange Agent shall deliver to Niagara Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of ABC Common Stock may surrender such Certificate to Niagara Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefore the Merger Consideration multiplied by the number of shares of ABC Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of ABC of the shares of ABC Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of ABC shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

         (g) In the event any certificate for ABC Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02(iii)) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Company Merger as provided for herein; provided, however, that Niagara Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Niagara Bancorp as indemnity against any claim that may be made against ABC, Niagara Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         (h) Niagara Bancorp is hereby authorized to adopt additional rules and regulations with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement and which do not adversely affect the stockholders of ABC.

         Section 2.04 Stock Options. At the Merger Effective Date, each option granted by ABC (an "ABC Option") to purchase shares of ABC Common Stock issued and outstanding pursuant to the 1993 Stock Option Plan (the "ABC Stock Option Plan"), whether or not such option is exercisable on the Merger Effective Date, shall, by reason of the Company Merger, cease to be outstanding and be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) $15.75 and (B) the exercise price of each such option multiplied by (ii) the number of shares of ABC Common Stock subject to the option.


                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF ABC AND ALBION FEDERAL

     ABC and Albion Federal represent and warrant to Niagara Bancorp and Lockport Savings that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the ABC Disclosure Schedules delivered by ABC to Niagara Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. ABC and Albion Federal have made a good faith effort to ensure that the disclosure on each schedule of the ABC Disclosure Schedules corresponds to the section reference herein. However, for purposes of the ABC Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 3.01 Organization.

         (a) ABC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. ABC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on ABC.

         (b) Albion Federal is a federal savings association organized, validly existing and in good standing under the laws of the United States. Except as set forth in ABC DISCLOSURE SCHEDULE 3.01(b), Albion Federal is the only ABC Subsidiary. The deposits of Albion Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Albion Federal. Each other ABC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (c) Albion Federal is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

         (d) Except as disclosed in ABC DISCLOSURE SCHEDULE 3.01(d), the respective minute books of ABC and each ABC Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, ABC has made available to Niagara Bancorp true and correct copies of the certificate of incorporation and bylaws of ABC and Albion Federal.

         Section 3.02 Capitalization.

         (a) The authorized capital stock of ABC consists of 3,000,000 shares of common stock, $0.01 par value ("ABC Common Stock"), of which 753,058 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 500,000 shares of preferred stock, $0.01 par value ("ABC Preferred Stock"), of which no shares are outstanding. There are 39,105 shares of ABC Common Stock held by ABC as treasury stock. Neither ABC nor any ABC Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of ABC Common Stock, or any other security of ABC or any securities representing the right to vote, purchase or otherwise receive any shares of ABC Common Stock or any other security of ABC, other than shares issuable under the ABC Stock Option Plan and other than as set forth in reasonable detail in the ABC DISCLOSURE SCHEDULE 3.02(a). ABC DISCLOSURE SCHEDULE 3.02(a) sets forth the name of each holder of options to purchase ABC Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held.

         (b) Except as provided in ABC DISCLOSURE SCHEDULE 3.02(b), ABC owns all of the capital stock of Albion Federal, free and clear of any lien or encumbrance. Except for the ABC Subsidiaries, ABC does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of ABC Subsidiaries, equity interests held by ABC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of ABC Subsidiaries, including stock in the FHLB of New York.

         (c) To ABC's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of ABC Common Stock, except as disclosed in the ABC
DISCLOSURE SCHEDULE 3.02(c).

         Section 3.03 Authority; No Violation.

         (a) ABC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ABC and the completion by ABC and Albion Federal of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of ABC and Albion Federal and, except for approval of the shareholders of ABC and Albion Federal, no other corporate proceedings on the part of ABC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ABC, and the Bank Merger has been duly and validly approved by the Board of Directors of Albion Federal, and subject to approval by the shareholders of ABC and receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligations of ABC and Albion Federal, enforceable against ABC and Albion
Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Albion Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by ABC, (B) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 4.03 hereof and ABC's and Niagara Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by ABC and Albion Federal with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of ABC or any ABC Subsidiary or the charter and bylaws of Albion Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ABC or any ABC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ABC or Albion Federal under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which ABC or Albion Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on ABC and the ABC Subsidiaries taken as a whole.

     Section 3.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
4.03 hereof and compliance with any
conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of ABC and Albion Federal, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to ABC's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by ABC, and (b) the completion by ABC and Albion Federal of the transactions contemplated hereby. ABC has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05 Financial Statements.

         (a) ABC has previously made available to Niagara Bancorp the ABC Regulatory Reports. The ABC Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of ABC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) ABC has  previously  made  available  to  Niagara  Bancorp  the ABC
Financials. The ABC Financials have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of ABC and the ABC Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         (c) At the date of each balance sheet included in the ABC Financials or the ABC Regulatory Reports, ABC did not have, or will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such ABC Financials or ABC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06 Taxes. ABC and the ABC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). ABC has duly filed all federal, state and material local tax returns required to be filed by or with respect to ABC and all ABC Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from ABC and any ABC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of ABC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where ABC or any of its Subsidiaries do not file tax returns that ABC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in ABC's DISCLOSURE SCHEDULE 3.06, ABC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. ABC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and ABC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

     Section 3.07. No Material Adverse Effect. ABC and the ABC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 1998.

         Section 3.08.  Contracts.

     (a) Except as set forth in ABC DISCLOSURE SCHEDULE 3.08(a), neither ABC nor any ABC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of ABC or any ABC Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of ABC or any ABC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of ABC or any ABC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by ABC or Albion Federal; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ABC or any ABC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of New York, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Niagara Bancorp or any Niagara Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of ABC or Albion Federal to engage in any type of banking or bank-related business which ABC or Albion Federal is permitted to engage in under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Niagara Bancorp on or before the date hereof, are listed on ABC DISCLOSURE SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither ABC nor any ABC Subsidiary (nor, to the knowledge of ABC, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the ABC DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in ABC DISCLOSURE SCHEDULE 3.08(b), none of the employees
(including officers) of ABC or any ABC Subsidiary, possess the right to terminate their employment and receive or be paid (or cause ABC or any ABC Subsidiary to accrue on their behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in ABC DISCLOSURE SCHEDULE 3.08(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which ABC or any ABC Subsidiary is a party or under which ABC or any ABC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in ABC DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of ABC or any ABC Subsidiary or upon the occurrence of a subsequent event; or (y) requires ABC or any ABC Subsidiary to provide a benefit in the form of ABC Common Stock or determined by reference to the value of ABC Common Stock. No such agreement, plan or arrangement with respect to officers or directors of ABC or to its employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

         Section 3.09  Ownership of Property; Insurance Coverage.

         (a) Except as disclosed in ABC DISCLOSURE SCHEDULE 3.09, ABC and the ABC Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by ABC or any ABC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the ABC Regulatory Reports and in the ABC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB of New York, inter-bank credit facilities, or any transaction by an ABC Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. ABC and the ABC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by ABC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in ABC DISCLOSURE SCHEDULE 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the ABC Financials.

         (b) With respect to all material agreements pursuant to which ABC or any ABC Subsidiary has purchased securities subject to an agreement to resell, if any, ABC or such ABC Subsidiary, as the case may be, has a lien or security interest (which to ABC's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) ABC and each ABC Subsidiary currently maintains insurance considered by ABC to be reasonable for their respective operations, in accordance with good business practice. ABC has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by ABC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years ABC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. ABC DISCLOSURE SCHEDULE 3.09 identifies all policies of insurance maintained by ABC and each ABC Subsidiary.

         Section 3.10 Legal  Proceedings.  Except as disclosed in ABC DISCLOSURE
SCHEDULE 3.10, neither ABC nor any ABC Subsidiary is a party to any, and there are no pending or, to the best of ABC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against ABC or any ABC Subsidiary, (ii) to which ABC or any ABC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of ABC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on ABC and the ABC Subsidiaries, taken as a whole.

         Section 3.11 Compliance With Applicable Law.

         (a) ABC and ABC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on ABC and the ABC Subsidiaries, taken as a whole.

         (b) Except as disclosed in ABC DISCLOSURE SCHEDULE 3.11, neither ABC nor any ABC Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that ABC or any ABC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ABC or any ABC Subsidiary; (iii) requiring or threatening to require ABC or any ABC Subsidiary, or indicating that ABC or any ABC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of ABC or any ABC Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ABC or any ABC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither ABC nor any ABC Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in ABC DISCLOSURE SCHEDULE 3.11. The most recent regulatory rating given to Albion Federal as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

         Section 3.12 ERISA.

         (a) ABC's DISCLOSURE SCHEDULE 3.12 contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of ABC or any of its Subsidiaries (hereinafter collectively referred to as the "ABC Employee Plans"). If such plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, a copy of the trust or other funding arrangement (including all amendments thereto) and the latest financial statements thereof.

         All of the ABC Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon ABC or any of its Subsidiaries.

     No liability under Title IV of ERISA has been incurred by ABC or any of its Subsidiaries with respect to any ABC Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("ABC Pension Plan") currently or formerly maintained by ABC or any entity which is considered one employer with ABC under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to ABC or any ERISA Affiliate of incurring a liability under such Title. No ABC Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each ABC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such ABC Pension Plan as of the end of the most recent plan year with respect to the respective ABC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such ABC Pension Plan as of the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither ABC nor any ERISA Affiliate has provided, or is required to provide, security to any ABC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither ABC nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in ABC DISCLOSURE SCHEDULE 3.12(a), neither ABC, nor any ERISA Affiliate, nor any ABC Employee Plan, including any ABC Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which ABC, any ERISA Affiliate, and any ABC Employee Plan, including any ABC Pension Plan any such trust or any trustee or administrator thereof, could be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the IRC.

         (b) Each ABC Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (an "ABC Qualified Plan") has received a favorable determination letter from the IRS, and ABC and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to ABC's knowledge, threatened litigation, administrative action or proceeding relating to any ABC Employee Plan. There has been no announcement or commitment by ABC or any of its Subsidiaries to create an additional ABC Employee Plan, or to amend any ABC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such ABC Employee Plan; and, except as specifically identified in ABC's DISCLOSURE SCHEDULES, ABC and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any ABC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each ABC Employee Plan, ABC has supplied to Niagara Bancorp a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such ABC Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such ABC Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such ABC Employee Plan, if the ABC Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such ABC Employee Plan is an ABC Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (c) No compensation payable by ABC and any ABC Subsidiary to any of their employees under any ABC Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

     Section 3.13 Brokers, Finders and Financial Advisors. Except for ABC's engagement of RP Financial, LC. ("RP") in connection with transactions contemplated by this Agreement, neither ABC nor any ABC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments disclosed in ABC DISCLOSURE SCHEDULE 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the ABC Financials.

         Section 3.14. Environmental Matters.

         (a) With respect to ABC and each of the ABC Subsidiaries, and except as set forth in ABC DISCLOSURE SCHEDULE 3.14:

                  (i) Each of ABC and its Subsidiaries, the Participation Facilities, and, to ABC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to ABC's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of the ABC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the ABC Subsidiaries or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to ABC's knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or ABC or any of the ABC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To ABC's knowledge, the properties currently owned or operated by ABC or any of the ABC Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither ABC nor any of the ABC Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To ABC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by ABC or any of the ABC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by ABC or any of the ABC Subsidiaries or any Participation Facility; and

                  (vii) To ABC's knowledge, during the period of (s) ABC's or any of the ABC Subsidiaries' ownership or operation of any of their respective current properties or (t) ABC's or any of the ABC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To ABC's knowledge, prior to the period of (x) ABC's or any of the ABC
Subsidiaries' ownership or operation of any of their respective current properties or (y) ABC's or any of the ABC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         Section 3.15. Loan Portfolio.

         (a) With respect to each loan owned by ABC or any of the ABC Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of ABC:

                  (i) the  note  and the  related  security  documents  are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither ABC nor any of the ABC Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) ABC or any ABC Subsidiary is the sole holder of legal and beneficial title to each Loan (or ABC's applicable participation interest, as applicable), except as otherwise referenced on the books and records of ABC;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of ABC and its Subsidiaries;

                  (vi)  there  is  no  litigation   or  proceeding   pending  or
threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file; and

                  (vii)  with   respect  to  a  Loan  held  in  the  form  of  a
participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file.

         (b) The allowance for possible losses reflected in ABC's audited statement of condition at December 31, 1998 was, and the allowance for possible losses shown on the balance sheets in ABC's Securities Documents for periods ending after December 31, 1998 have been and will be, adequate, as of the dates thereof, under GAAP.

         (c) ABC's DISCLOSURE SCHEDULE 3.15 sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of ABC and the ABC Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of June 30, 1999. The other real estate owned ("OREO") included in any non-performing assets of ABC or any of the ABC Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         Section 3.16. Information to be Supplied. The information to be provided by ABC for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to ABC shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by ABC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 3.17. Securities Documents. ABC has made available to Niagara Bancorp copies of its (i) annual reports on Form 10-K for the years ended December 31, 1998, 1997 and 1996, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1999, 1998 and 1997. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

        Section 3.18. Related Party Transactions. Except as disclosed in ABC DISCLOSURE SCHEDULE 3.18, or as described in ABC's Proxy Statement distributed in connection with the 1999 annual meeting of shareholders (which has previously been provided to Niagara Bancorp), neither ABC nor any ABC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of ABC or any ABC Affiliate. Except as disclosed in ABC DISCLOSURE
SCHEDULE 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on ABC DISCLOSURE SCHEDULE 3.18, no loan or credit accommodation to any Affiliate of ABC or any ABC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither ABC nor any ABC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by ABC is inappropriate.

         Section 3.19. Schedule of Termination Benefits. ABC DISCLOSURE SCHEDULE
3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire ABC Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by ABC or any ABC Subsidiary for the benefit of officers or directors of ABC or any ABC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 1999 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 3.20. Deposits. None of the deposits of ABC or any ABC Subsidiary is a "brokered" deposit as defined in 12 U.S. Code Section 1831f(g).

     Section 3.21. Antitakeover Provisions Inapplicable. Except as set forth on ABC DISCLOSURE SCHEDULE 3.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

         Section 3.22. Fairness Opinion. ABC has received a written opinion from RP to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of ABC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         Section 3.23. Year 2000. (a) Each of ABC and each ABC Subsidiary has adopted a plan (in each case, a "Year 2000 Plan") requiring testing, information-gathering and other procedures to conform to the deadlines and material requirements and guidelines applicable to it as a provider of services using Information Technology and imposed by any Bank Regulator or the Federal Financial Institutions Examination Council ("FFIEC"), to cause such Information Technology to be Year 2000 Compliant (such deadlines, material requirements and guidelines, as they may be in effect from time to time, being referred to in this Agreement as the "Year 2000 Regulatory Requirements").

         (b) Each of ABC and each ABC Subsidiary has taken appropriate actions and has committed the resources reasonably necessary or otherwise appropriate to comply with its Year 2000 Plan in a timely manner. Such actions (including the testing and information-gathering procedures) have not produced any preliminary findings or other results which would indicate that the Information Technology will not be Year 2000 Compliant or that it will not be in compliance with the Year 2000 Regulatory Requirements; and it has not received any written notice or preliminary oral notice from a Regulatory Authority to one of its officers or senior executive employees with respect to any adverse action against it relating to Year 2000 Compliance.

         (c) Each of ABC and Albion Federal has taken appropriate actions to assure that Albion Federal has, and will continue to have at all relevant points in time, adequate funds to meet anticipated loan and deposit customer demand in connection with the Year 2000 date change and related circumstances.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF LOCKPORT SAVINGS AND
                                 NIAGARA BANCORP

         Niagara Bancorp and Lockport Savings represent and warrant to ABC and Albion Federal that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
IV),
except as set forth in the Niagara Bancorp Disclosure Schedules delivered by Niagara Bancorp to ABC on the date hereof. Niagara Bancorp and Lockport Savings have made a good faith effort to ensure that the disclosure on each schedule of the Niagara Bancorp Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Niagara Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01. Organization.

         (a) Niagara Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. Niagara Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Niagara Bancorp.

          (b) Lockport Savings is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of Lockport Savings are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Lockport Savings. Each other Niagara Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (c) Lockport Savings is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

         (d) Prior to the date of this Agreement, Niagara Bancorp has delivered to ABC true and correct copies of the certificate of incorporation and bylaws of Niagara Bancorp.

         (e) Niagara Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal executive offices in Lockport, New York. Niagara Merger Subsidiary is a wholly-owned subsidiary of Niagara
Bancorp.

         Section 4.02 Authority; No Violation.

         (a) Niagara Bancorp and Niagara Merger Subsidiary have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Niagara Bancorp and Niagara Merger Subsidiary and the completion by Niagara Bancorp and Niagara Merger Subsidiary of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Niagara Bancorp and Niagara Merger Subsidiary and, no other corporate proceedings on the part of Niagara Bancorp or Niagara Merger Subsidiary are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Niagara Bancorp and Niagara Merger Subsidiary and, subject to receipt of the required approvals of Regulatory Authorities described in Section
4.03 hereof, constitutes the valid and binding obligation of Niagara Bancorp and Niagara Merger Subsidiary, enforceable against Niagara Bancorp and Niagara
Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (b) (A) The execution and delivery of this Agreement by Niagara Bancorp and Niagara Merger Subsidiary, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and ABC's and Niagara Bancorp's and Niagara Merger Subsidiary's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(C) compliance by Niagara Bancorp and Niagara Merger Subsidiary with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Niagara Bancorp or any Niagara Bancorp Subsidiary or the charter and bylaws of Lockport Savings;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Niagara Bancorp or any Niagara Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Niagara Bancorp, Niagara Merger Subsidiary or Lockport Savings under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Niagara Bancorp, Niagara Merger Subsidiary or Lockport Savings is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Niagara Bancorp.

     Section 4.03. Consents. Except for consents, approvals, filings and registrations from or with the Superintendent, FDIC, FRB, SEC, OTS and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of ABC, the filing of a certificate of merger with the Office of the Delaware Secretary of State pursuant to the DGCL, and the certificate of merger with the Secretary of State of the State of Delaware, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Niagara Bancorp and Niagara Merger Subsidiary, and (b) the completion by Niagara Bancorp and Niagara Merger Subsidiary of the transactions contemplated hereby. Niagara Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Niagara Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.04. Financial Statements.

         (a) Niagara Bancorp has made available to ABC the Niagara Bancorp Financials. The Niagara Bancorp Financials have been, or will be, prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present, or will fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Niagara Bancorp and the Niagara Bancorp Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         Section 4.05. Compliance With Applicable Law.

         (a) Niagara Bancorp and the Niagara Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Niagara Bancorp and its Subsidiaries taken as a whole.

         (b) Except as set forth in Niagara Bancorp DISCLOSURE SCHEDULE 4.05(b), neither Niagara Bancorp nor any Niagara Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Niagara Bancorp or any Niagara Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Niagara Bancorp or any Niagara Bancorp Subsidiary; (iii) requiring or threatening to require Niagara Bancorp or any Niagara Bancorp Subsidiary, or indicating that Niagara Bancorp or any Niagara Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Niagara Bancorp or any Niagara Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Niagara Bancorp or any Niagara Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Niagara Bancorp nor any Niagara Bancorp Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Lockport Savings as to compliance with the CRA is satisfactory or better.

     Section 4.06. Information to be Supplied. The information to be supplied by Niagara Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to ABC shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Niagara Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 4.07. Year 2000. (a) Each of Niagara Bancorp and each Niagara Bancorp Subsidiary has adopted a plan (in each case, a "Year 2000 Plan") requiring testing, information-gathering and other procedures to conform to the deadlines and material requirements and guidelines applicable to it as a provider of services using Information Technology and imposed by any Bank Regulator or the FFIEC, to cause such Information Technology to be Year 2000 compliant (such deadlines, material requirements and guidelines, as they may be in effect from time to time, being referred to in this Agreement as the "Year 2000 Regulatory Requirements").

         (b) Each of Niagara Bancorp and each Niagara Bancorp Subsidiary has taken appropriate actions and has committed the resources reasonably necessary or otherwise appropriate to comply with its Year 2000 Plan in a timely manner. Such actions (including the testing and information- gathering procedures) have not produced any preliminary findings or other results which would indicate that the Information Technology will not be Year 2000 compliant or that it will not be in compliance with the Year 2000 Regulatory Requirements; and it has not received any written notice or preliminary oral notice from a Regulatory Authority to one of its officers or senior executive employees with respect to any adverse action against it relating to Year 2000 compliance.

         (c) Each of Niagara Bancorp and Lockport Savings has taken appropriate actions to assure that the Lockport Savings has, and will continue to have at all relevant points in time, adequate funds to meet anticipated loan and deposit customer demand in connection with the Year
2000 date change and related circumstances.

         Section 4.08. Financing. As of the date hereof Niagara Bancorp has, and at the Merger Effective Date, Niagara Bancorp will have funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby, and Niagara Bancorp and Lockport Savings will not fail to meet their capital requirements as a result thereof.

         Section 4.09. Regulatory Approvals. Niagara Bancorp and Lockport Savings are not aware of any reason that they cannot obtain any of the approvals of regulatory authorities necessary to consummate the Merger and neither Niagara Bancorp nor Lockport Savings has received any advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01. Conduct of ABC's Business.

         (a) From the date of this Agreement to the Closing Date, ABC and each ABC Subsidiary will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Niagara Bancorp. ABC, Albion Federal, and each of the ABC Subsidiaries will use its reasonable good faith efforts, to
(i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Niagara Bancorp in writing (which approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, ABC will not, and ABC will not permit any ABC Subsidiary to:

         (i) amend or change any provision of its certificate of incorporation, charter, or bylaws;

         (ii) except as set forth in ABC DISCLOSURE SCHEDULE 5.01(a)(ii), change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, other than the quarterly cash dividend of $0.03 per share payable by ABC (with payment and record dates consistent with past practice) (it being the intention of the parties that the holders of ABC Common Stock shall not fail to receive a dividend if the Merger Effective Date occurs within fifteen days prior to a record date that would have been established consistent with past practice), or redeem or otherwise acquire any shares of capital stock, except that ABC may issue shares of ABC Common Stock upon the valid exercise, in accordance with the information set forth in ABC DISCLOSURE SCHEDULE 3.02, of presently outstanding options to acquire ABC Common Stock under the ABC Stock Option Plan;

         (iii) grant or agree to pay any bonus, severance or termination to, or enter into or amend any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except as may be required pursuant to legally binding commitments existing on the date hereof and set forth on ABC DISCLOSURE SCHEDULES 3.08 and 3.12;

         (iv) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any ABC Employee Plan except to the extent such modifications or amendments do not result in an increase in cost;

         (v) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate ABC or any ABC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of ABC or any ABC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between ABC, or any ABC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any ABC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

         (vi) sell or otherwise dispose of the capital stock of ABC or sell or otherwise dispose of any asset of ABC or of any ABC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of ABC or of any ABC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

         (vii) take any action which would result in any of the representations and warranties of ABC set forth in this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

         (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating ABC;

         (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which ABC or any ABC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

         (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc;

         (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $50,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $50,000, except for loans secured by one-to-four family residential real property (on the basis of and consistent with existing lending policies) and any commitment disclosed on the ABC DISCLOSURE SCHEDULE 5.01(a)(xi).

         (xii) except as set forth on the ABC DISCLOSURE SCHEDULE 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

         (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xiv) except for the execution of, and as otherwise provided in, this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any ABC
Employee Plan;

         (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

         (xvi) except as set forth in ABC DISCLOSURE SCHEDULE 5.01(a)(xvi), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

         (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

         (xviii) sell any OREO or loan (other than loans secured by one- to four-family real estate);

         (xix) incur any non-deposit liability in excess of $250,000 other than in the ordinary course of business consistent with past practice; or

         (xx)     agree to do any of the foregoing.

          For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Niagara Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for ABC or any ABC Subsidiary to do any of the following: (i) except as set forth in ABC DISCLOSURE SCHEDULE 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by ABC or a ABC Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by ABC or any ABC Subsidiary of more than $10,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.


         Section 5.02. Access; Confidentiality.

         (a) Each of ABC and the ABC Subsidiaries shall permit Niagara Bancorp and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of ABC and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Niagara Bancorp may have a reasonable interest (provided that ABC shall not be required to provide access to any information that would violate its, or any ABC Subsidiary's, attorney-client privilege). ABC and Albion Federal shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Niagara Bancorp and its representatives. Albion Federal shall send to the Senior Vice President/Retail Banking of Lockport Savings copies of current rate sheets for all deposit and loan products on a timely basis. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 28, 1999, among ABC and Niagara Bancorp (the "Confidentiality Agreement").

         (b)  Niagara  Bancorp  agrees  to  conduct  such   investigations   and
discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, ABC and each ABC Subsidiary shall permit employees of Niagara Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of ABC and Albion Federal.

         (d) If the transactions contemplated by this Agreement shall not be consummated, ABC and Niagara Bancorp will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. ABC and Niagara Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.


         Section 5.03. Regulatory Matters and Consents.

         (a) Niagara Bancorp and Lockport Savings will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. Niagara Bancorp shall file the Applications within forty-five days of the date of this Agreement, or as soon thereafter as is practicable.

         (b) ABC will furnish Niagara Bancorp with all information concerning ABC and ABC Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Niagara Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (c) Niagara Bancorp and ABC will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Niagara Bancorp will furnish ABC with (i) copies of all Applications prior to filing with any Regulatory Authority and provide ABC a reasonable opportunity to provide changes to such Applications, (ii) copies of all Applications filed by Niagara Bancorp and (iii) copies of all documents filed by Niagara Bancorp under the Exchange Act.

         (e) ABC and Niagara Bancorp will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Niagara Bancorp or ABC to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         Section 5.04. Taking of Necessary Action.

     (a) Niagara Bancorp and ABC shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and
(ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither ABC nor any ABC Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Niagara Bancorp, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Company Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Niagara Bancorp or ABC from exercising its rights under this Agreement.

         (b) ABC shall prepare, subject to the review and consent of Niagara Bancorp with respect to matters relating to Niagara Bancorp and the transactions contemplated by this Agreement, a Proxy Statement to be filed by ABC with the SEC and to be mailed to the shareholders of ABC in connection with the meeting of its shareholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. ABC shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the SEC and ABC shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing. ABC will promptly advise Niagara Bancorp of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information.

         Section 5.05. Certain Agreements.

         (a) Niagara Bancorp shall maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policy maintained by ABC (provided that Niagara Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall Niagara Bancorp be required to expend pursuant to this Section 5.05 more than the amount equal to 150% of the current annual amount expended by ABC to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, ABC and Albion Federal each agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

         (b) From and after the Merger Effective Date, Niagara Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of ABC and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Niagara Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of ABC or any of its subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of ABC are entitled under the DGCL, ABC's certificate of incorporation and bylaws, or other applicable law as in effect on the date hereof (and Niagara Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Delaware corporation under the DGCL and ABC's certificate of incorporation and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim. No indemnification shall be required under this Section 5.05 if prohibited by applicable law.

         (c) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.05(b), upon learning of any Claim, shall promptly notify Niagara Bancorp, but the failure to so notify shall not relieve Niagara Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Niagara Bancorp. In the event of any Claim, (1) Niagara Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Niagara Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Niagara Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Niagara Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Niagara Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Niagara Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (d) In the event Niagara Bancorp or any of is successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Niagara Bancorp assume the obligations set forth in this Section 5.05.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 5.06. No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither ABC, Albion Federal or any ABC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by ABC or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and ABC shall notify Niagara Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its
Subsidiaries or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and of such inquiry or proposal promptly, provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of ABC from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire ABC or Albion Federal pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of ABC, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of ABC to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) is referred to herein as a "Superior Proposal") and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, ABC provides reasonable notice to Niagara Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or
(iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of ABC, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated
hereunder)   involving  ABC  or  any  of  its  subsidiaries:   (i)  any  merger,
consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of ABC or Albion Federal, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ABC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07. Duty to Advise; Duty to Update ABC's Disclosure Schedules. ABC shall promptly advise Niagara Bancorp of any change or event having a Material Adverse Effect on it or on any ABC Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. ABC shall update ABC's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the ABC DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve ABC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

         Section 5.08. Conduct of Niagara Bancorp's Business. From the date of this Agreement to the Closing Date, Niagara Bancorp will use its best efforts to
(x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Lockport Savings. From the date of this Agreement to the Closing Date, neither Niagara Bancorp nor Lockport Savings will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action which would result in any of the representations and warranties of Niagara Bancorp or Lockport Savings set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities; (iv) take action which would or is reasonably likely to materially and adversely affect Niagara Bancorp's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the Company Merger not being satisfied; or (vi) agree to do any of the foregoing.

         Section 5.09. Board and Committee Minutes. ABC and Albion Federal shall each provide to Niagara Bancorp, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

         Section 5.10. Undertakings by ABC and Niagara Bancorp.

         (a)      From and after the date of this Agreement:

                  (i) Voting by Directors. As promptly as practicable following execution of this Agreement, ABC's Directors shall each enter into the agreement set forth as Exhibit B to this Agreement;

                  (ii) Proxy Solicitor. ABC shall retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

                  (iii) Timely Review. If requested by Niagara Bancorp at Niagara Bancorp's sole expense, ABC shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

                  (iv) Outside Service Bureau Contracts. If requested to do so by Niagara Bancorp, ABC shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to ABC, on terms and conditions mutually acceptable to ABC and Niagara Bancorp;

                  (v) Board Meetings. ABC and Albion Federal shall permit a representative of Niagara Bancorp to attend any meeting of ABC and/or Albion Federal's Board of Directors or the Executive Committees thereof (provided that neither ABC nor Albion Federal shall be required to permit the Niagara Bancorp representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby).

                  (vi) List of Nonperforming Assets. ABC shall provide Niagara Bancorp, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) and impaired loans; and

                  (vii) Reserves and Merger-Related Costs. On or before the Effective Date, and at the request of Niagara Bancorp, ABC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of ABC to those of Niagara Bancorp (as such practices and methods are to be applied to ABC from and after the Closing Date) and Niagara Bancorp's plans with respect to the conduct of the business of ABC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by ABC, provided, however, that ABC shall not be required to take such action unless Niagara Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Niagara Bancorp of the writing referred to in the preceding clause, ABC shall provide Niagara Bancorp a written statement, certified without personal liability by the chief executive officer of ABC and dated the date of such writing, that the representation made in Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by ABC or any ABC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by ABC pursuant to this Section 5.10(vii) if, in the opinion of ABC's independent auditors, such action would contravene GAAP.

                  (viii) Shareholders Meeting. ABC shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and, subject to the next sentence, its Boards of Director shall recommend approval of this Agreement to the ABC shareholders. The Board of Directors of ABC may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in
Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under Delaware law. ABC shall take all steps necessary in order to hold a special meeting of stockholders for the purpose of approving this Agreement within four months of the date of this Agreement, or as soon thereafter as is practicable. ABC shall promptly inform Niagara Bancorp of any shareholder who makes a written demand upon ABC for an appraisal of his shares of ABC Common Stock in connection with the Company Merger.

         (b) From and after the date of this Agreement, Niagara Bancorp and ABC shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

                  (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         (c) For planning purposes, ABC shall, within 30 days from the date hereof, provide Niagara Bancorp with its estimated budget of transaction-related expenses reasonably anticipated to be payable by ABC in connection with its transaction based on facts and circumstances currently known, including the fee and expenses of counsel, accountants, investment bankers and other professionals. ABC shall promptly notify ABC if or when it determines that it will expect to exceed its budget; provided, however, that it is understood that ABC exceeding such budget, in and of itself, shall not constitute a breach of this Agreement. ABC has previously disclosed to Niagara Bancorp the method by which the fees of its investment bankers and counsel in connection with this transaction are to be determined. Promptly, but in any event within 30 days, after the execution of this Agreement, ABC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. ABC shall accrue and/or pay all of such amounts as soon as possible. ABC shall request that its professionals render monthly invoices within 30 days after the end of each month. ABC shall notify Niagara Bancorp monthly of all out-of-pocket expenses which ABC has incurred in connection with this Agreement.


         Section 5.11. Employee and Termination Benefits; Directors and Management.

         (a) Employee Benefits. Except as otherwise provided in Section 5.11(d) of this Agreement, as of or after the Merger Effective Date, and at Niagara Bancorp's election and subject to the requirements of the IRC, the ABC Employee Plans may continue to be maintained separately, or consolidated, or terminated. In the event of a consolidation of any or all of such plans or in the event of termination of any ABC Employee Plan, ABC employees who continue employment with Niagara Bancorp or any Niagara Bancorp Subsidiary ("Continuing Employees") shall receive credit for service with ABC (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Niagara Bancorp benefit plan, or new
Niagara Bancorp benefit plan in which such employees would be eligible to enroll. In the event of any termination or consolidation of any ABC health plan with any Niagara Bancorp health plan, Niagara Bancorp and/or Lockport Savings shall make available to Continuing Employees employer-provided health coverage on the same basis as it provides such coverage to Niagara Bancorp or Lockport Savings employees. In the event of any termination of or consolidation of any ABC health plan with any Niagara Bancorp health plan, all Continuing Employees who were covered under the terminated or consolidated plan shall have immediate coverage of any pre-existing condition. In the event of a termination or consolidation of any ABC health plan, terminated ABC employees and qualified beneficiaries will have the right to continue coverage under group health plans of Niagara Bancorp and/or Niagara Bancorp subsidiaries in accordance with IRC
Section 4980B(f).

         (b) After the Merger Effective Date, any former employees of ABC or any ABC Subsidiary whose employment is terminated, other than for cause, shall be provided with severance benefits in accordance with ABC's severance policy, as described on ABC DISCLOSURE SCHEDULE 5.11(b), payable within seven days of termination. Terminated employees of Albion Federal who are qualified for positions available at Lockport Savings will be given preference in terms of applying for such positions.

         (c) Niagara Bancorp shall establish an Albion Federal Advisory Board of Directors to consist of those persons who currently serve on the ABC Board, and such persons shall commence service on the Advisory Board of Directors immediately following the Merger Effective Date. The Advisory Board shall be maintained for at least two years following the Merger Effective Date. James H. Keeler shall serve as Chairman of the Advisory Board. The Advisory Board shall meet no less than quarterly and each board member shall receive a per meeting fee of $250.

         (d) The ABC Employee Stock Ownership Plan (the "ABC ESOP") shall be terminated as of, or prior to, the Merger Effective Date (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding ABC ESOP indebtedness shall be repaid, and the balance shall be allocated and distributed to ABC employees (subject to the receipt of a determination letter from the IRS), as provided for in the ABC ESOP and unless otherwise required by applicable law.

         (e) Niagara Bancorp shall honor the employment agreement set forth in ABC DISCLOSURE SCHEDULE 3.08(a) and shall make the payment required thereunder as set forth in ABC DISCLOSURE SCHEDULE 5.11(e), payable within fourteen days of termination.

         Section 5.12. Duty to Advise; Duty to Update Niagara Bancorp's Disclosure Schedules. Niagara Bancorp shall promptly advise ABC of any change or event having a Material Adverse Effect on it or on any Niagara Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Niagara Bancorp shall update Niagara Bancorp's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Niagara Bancorp DISCLOSURE SCHEDULE. The delivery of such updated Schedules shall not relieve Niagara Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

         Section 5.13.  Bank and Related Merger Transactions.

         (a) As soon as practicable following the Merger Effective Date, Niagara Bancorp shall, and it shall cause ABC (as the Surviving Corporation in the Company Merger) to, effect a merger of ABC, as the surviving company in the merger of ABC and Niagara Merger Subsidiary, into Niagara Bancorp, with Niagara Bancorp being the surviving corporation (the "Subsequent Merger") by executing a merger agreement and filing a certificate of merger with the Delaware Office of the Secretary of State pursuant to the DGCL. The Subsequent Merger shall become effective at the time (the "Subsequent Effective Time") specified in the certificate of merger filed with the Delaware Office of the Secretary of State pursuant to the DGCL. As a result of the Subsequent Merger, the separate corporate existence of ABC shall cease and Niagara Bancorp shall be the surviving corporation and continue its corporate existence under the laws of the State of Delaware.

         (b) As soon as practicable after consummation of the Subsequent Merger, Niagara Bancorp and ABC shall take all actions necessary and appropriate, including causing the entering into of an appropriate merger agreement in the form attached to this Agreement as Exhibit A (the "Bank Merger Agreement"), to cause Albion Federal to merge with and into Lockport Savings, with Lockport Savings as the surviving institution, as Niagara Bancorp deems advisable, in each case in accordance with applicable laws and regulations and the terms of the applicable Bank Merger Agreement.


                                   ARTICLE VI
                                   CONDITIONS

         Section 6.01. Conditions to ABC's Obligations under this Agreement. The obligations of ABC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by ABC pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Niagara Bancorp and Niagara Merger Subsidiary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Niagara Bancorp and Niagara Merger Subsidiary; and ABC shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Niagara Bancorp and Niagara Merger Subsidiary required by this Agreement to be performed by Niagara Bancorp and Niagara Merger

Subsidiary at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Niagara Bancorp and Niagara Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date); provided, however, that in interpreting Sections 6.01(c) and 7.01(b)(i) of this Agreement, no representation or warranty of Niagara Bancorp or Niagara Merger Subsidiary shall be deemed untrue or incorrect, and neither Niagara Bancorp nor Niagara Merger Subsidiary shall be deemed to have breached a representation or warranty, as a consequence of any fact, event or circumstances unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Niagara Bancorp or Niagara Merger Subsidiary contained in this Agreement has had or is reasonably likely to have a Material Adverse Effect on Niagara Bancorp and Lockport Savings, taken as a whole, from that disclosed by Niagara Bancorp on the date of this Agreement.

         (d) Approvals of Regulatory Authorities. Niagara Bancorp shall have received all required approvals of Regulatory Authorities of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Officer's Certificate. Niagara Bancorp shall have delivered to ABC a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) and (i) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

         (g) Opinion of Niagara Bancorp's Counsel. ABC shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Niagara Bancorp, dated the Closing Date, in form and substance reasonably satisfactory to ABC and its counsel to the effect set forth on Exhibit 6.1 attached hereto; and

         (h) Approval of ABC's Shareholders. This Agreement shall have been approved by the shareholders of ABC by such vote as is required under applicable Delaware law, ABC's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it.

         (i) Funds Deposited with the Exchange Agent. Niagara Bancorp shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the ABC stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section
2.02 of this Agreement.


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



         Section 6.02. Conditions to Niagara Bancorp's Obligations under this Agreement. The obligations of Niagara Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Niagara Bancorp pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, ABC to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by ABC; and Niagara Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of ABC and each ABC Subsidiary required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of ABC and each ABC Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date); provided, however, that in interpreting Sections 6.02(c) and 7.01(b)(i) of this Agreement, no representation or warranty of ABC or any ABC Subsidiary shall be deemed untrue or incorrect, and neither ABC nor any ABC Subsidiary shall be deemed to have breached a representation or warranty, as a consequence of any fact, event or circumstances unless such fact, event or circumstances, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of ABC or any ABC Subsidiary contained in this Agreement has had or is reasonably likely to have a Material Adverse Effect on ABC and Albion Federal, taken as a whole, from that disclosed by ABC on the date of this Agreement.

     (d) Approvals of Regulatory Authorities. Niagara Bancorp shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Niagara Bancorp's reasonable judgement unduly burdensome, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 1998, there shall not have occurred any Material Adverse Effect with respect to ABC;

         (g) Officer's Certificate. ABC shall have delivered to Niagara Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

         (h) Opinions of ABC's Counsel. Niagara Bancorp shall have received an opinion of Breyer & Associates PC, counsel to ABC, dated the Closing Date, in form and substance reasonably satisfactory to Niagara Bancorp and its counsel to the effect set forth on Exhibit 6.3 attached hereto; and

         (i) Tax Opinion. Niagara Bancorp shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 6.2 attached hereto.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

         (a) By the mutual written consent of the parties hereto;

         (b) By either Niagara Bancorp or ABC acting individually:

                  (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party (subject to the standard set forth in Sections 6.01(c) and 6.02(c)), and the breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before May 31, 2000, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;



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



                  (iv) if the approval of the shareholders of ABC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or

         (c) By Niagara Bancorp if (i) as provided in Section 5.10(a)(viii), the Board of Directors of ABC withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Niagara Bancorp, or (ii) in reliance on Section 5.06 of this Agreement, ABC (or Albion Federal) enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

         Section 7.02. Effect of Termination. (a) Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(d) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Niagara Bancorp or ABC to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) As a condition of Niagara Bancorp's willingness, and in order to induce Niagara Bancorp to enter into this Agreement and to reimburse Niagara Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, ABC will make a cash payment to Niagara Bancorp of $619,000 (the "Expense Fee"), if Niagara Bancorp has terminated this Agreement pursuant to Section 7.01(c). Any payment required under this Section 7.02(b) shall be paid by ABC to Niagara Bancorp (by wire transfer of immediately available funds to an account designated by Niagara Bancorp) within five business days after written demand by Niagara Bancorp.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01. Expenses. (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the parties shall mutually agree upon the printing of the Proxy Statement, which printing expense shall be borne equally by the parties hereto.

         (b) In the  event of any  termination  of this  Agreement  pursuant  to
Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, and in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

         Section 8.02. Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 5.05 and 5.11(a), (b) and (c), (d) and (e), which will survive the Merger, shall terminate on the Closing Date.

         Section 8.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 8.04. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03 and 5.05.

     Section 8.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:



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



                  (a)      If to Niagara Bancorp, Inc. to:

                           Niagara Bancorp
                           6950 South Transit Road
                           P.O. Box 514
                           Lockport, New York 14095-0514
                           Attention:      William E. Swan
                                           President and Chief Executive Officer

         with a copy to:            Luse Lehman Gorman Pomerenk & Schick, PC
                                    5335 Wisconsin Avenue, NW
                                    Washington, D.C. 20015
                                    Attention:       John J. Gorman, Esq.
                                                     Eric Luse, Esq.

                  (b)      If to ABC, to:

                           Albion Banc Corp.
                           48 North Main Street
                           Albion, New York 14411
                           Attn:    James H. Keeler
                                    Chairman of the Board of Directors

         with a copy to:

                           Breyer & Associates PC
                           1100 New York Avenue, N.W.
                           Suite 700 East
                           Washington, DC 20005
                           Attn:    John F. Breyer, Jr., Esq.


     Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section  8.09.  Severability.  If any  provision  of this  Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware.

     Section 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                          NIAGARA BANCORP, INC.

                          By:      /s/ William E. Swan
                                   --------------------------------------
                                   William E. Swan
                                   President and Chief Executive Officer



                          NIAGARA MERGER SUBSIDIARY, INC.

                          By:      /s/ William E. Swan
                                   --------------------------------------
                                   William E. Swan
                                   President and Chief Executive Officer


                          LOCKPORT SAVINGS BANK


                          By:      /s/ William E. Swan
                                   --------------------------------------
                                   William E. Swan
                                   President and Chief Executive Officer


                          ALBION BANC CORP.

                          By:      /s/ James H. Keeler
                                   --------------------------------------
                                   James H. Keeler
                                   Chairman of the Board of Directors



                          ALBION FEDERAL SAVINGS AND LOAN
                          ASSOCIATION

                          By:      /s/ James H. Keeler
                                   --------------------------------------
                                   James H. Keeler
                                   Chairman of the Board of Directors